Exhibit 99.1

             DeVry Inc. Reports Fiscal 2005 Second Quarter Results

     OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Jan. 27, 2005--DeVry Inc. (NYSE:
DV), an international higher education company, today reported financial results for the second quarter of fiscal year 2005 ended December 31, 2004.
     Revenues for the second quarter were $194.5 million, compared with $198.8 million for the same quarter one year ago. Revenues for the six-month period ended December 31, 2004, were $382.9 million compared to $388.0 million last year.
     Net income for the quarter totaled $5.9 million, or $0.08 per fully diluted share, compared with $15.6 million, or $0.22 per fully diluted share, for the same period last year. For the first six months of fiscal 2005, net income was $10.2 million, or $0.14 per share, compared with $26.1 million, or $0.37 per share for the first half of fiscal 2004.
     "Earnings results in the second quarter reflect both reduced full-time campus enrollments during the 2004 fall term and increasing levels of part-time students at DeVry University Online and at DeVry University Centers," said Ronald L. Taylor, chief executive officer of DeVry Inc. In December 2004, the company reported that for the 2004 fall term, new undergraduate student enrollment at DeVry University declined 5.8 percent and total undergraduate student enrollment declined 8.3 percent from the previous year.
     Second quarter results were also affected by a $2.2 million pre-tax accrual for a work force reduction that included a voluntary separation plan offered to employees with more than 20 years of service. As of the end of the second quarter, 39 employees had accepted the separation plan and an additional 45 employees accepted the plan in January 2005. In addition, in January 2005, an involuntary reduction in force was implemented which eliminated approximately 75 currently filled positions and 100 open positions. The costs associated with the January 2005 acceptances of the voluntary separation plan and the involuntary reduction in force will be recorded in the third quarter of fiscal 2005. The company believes that at least $10.5 million in annual salary and benefit costs will be eliminated by these actions. Because of the costs associated with implementing these work force reductions, they are not expected to have a positive financial impact in this fiscal year but will reduce the cost of operations in fiscal 2006 and beyond.

     "As we continue to execute our plan to improve products and services and address marketing and recruitment deficiencies, we have begun to see early indications of favorable response to our efforts for the 2005 spring term," said Daniel Hamburger, DeVry's president and chief operating officer. "Moreover, we believe that these activities will positively influence undergraduate enrollments in the 2006 fiscal year."
     During the second quarter, DeVry announced the opening of a new DeVry University Center in San Antonio, Texas, with plans to begin offering undergraduate and graduate degree programs in July 2005. DeVry University currently operates 72 locations in North America.
     Also during the quarter, the company continued to enhance its management team with the addition of Dr. Thomas Shepherd as Ross University president, and Steve Riehs as vice president and general manager of online operations at DeVry Inc. Jim Ritchey has been appointed interim chief information officer, replacing Bruno LaCaria, who retired. Most recently, John Holbrook rejoined DeVry University as vice president of new student recruitment.
     DeVry Inc. will hold a conference call to discuss its fiscal 2005 second quarter results on January 27, 2005 at 3:30 p.m. Central time (4:30 p.m. Eastern time). The conference call will be led by Ronald Taylor, chief executive officer, Daniel Hamburger, president and chief operating officer and Norman Levine, senior vice president and chief financial officer.
     For those wishing to participate by telephone, dial 800-218-8862 (domestic) or 303-262-2190 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's web site at http://www.devry.com/inc/index.html. Please access the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
     The company will archive a telephone replay of the call until February 11, 2005. To access the replay, dial 800-405-2236 (domestic) or 303-590-3000
(international), passcode 11020825 or to access the webcast replay, visit http://www.devry.com/inc/index.html.

   Second Quarter Ended December 31:
                                         Fiscal Year    Fiscal Year
                                              2005           2004

   Revenues                             $194,522,000   $198,806,000
   Net Income                              5,856,000     15,578,000

   Earnings Per Common Share
        Basic:                                 $0.08          $0.22
        Diluted:                               $0.08          $0.22

   Number of Common Shares
   Basic                                  70,368,000     70,047,000
   Diluted                                70,506,000     70,626,000



   Six Months Ended December 31:
                                         Fiscal Year    Fiscal Year
                                              2005           2004

   Revenues                             $382,918,000   $388,042,000
   Net Income                            $10,156,000     26,070,000

   Earnings Per Common Share
        Basic:                                 $0.14          $0.37
        Diluted:                               $0.14          $0.37

   Number of Common Shares
   Basic                                  70,359,000     70,038,000
   Diluted                                70,582,000     70,625,000

   December 31:
   Actual Shares Outstanding              70,368,000     70,058,000

     DeVry Inc. (NYSE: DV) is the holding company for DeVry University, Ross University and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degrees. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant, certified management accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devry.com.

                              DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)



                                   Dec. 31,    June 30,      Dec. 31,
                                     2004        2004          2003
                                ------------ -----------  ------------
                                 (Unaudited)               (Unaudited)
ASSETS
------

 Current Assets
 --------------

      Cash and Cash Equivalents   $132,445    $146,227      $106,126
      Restricted Cash               36,224      13,457        21,476
      Accounts Receivable, Net      75,323      28,150        75,705
      Inventories                    1,047       3,281         2,241
      Deferred Income Taxes          6,889       7,619         9,944
      Prepaid Expenses and Other    11,714      10,141         7,963
                                  ---------   ---------     ---------

       Total Current Assets        263,642     208,875       223,455
                                  ---------   ---------     ---------

 Land, Buildings and
  Equipment, net
  --------------

      Land                          65,071      64,256        60,300
      Buildings                    205,520     203,651       198,428
      Equipment                    231,387     222,898       216,753
      Construction In Progress      17,404       6,214         3,198
                                  ---------   ---------     ---------

                                   519,382     497,019       478,679

      Accumulated Depreciation    (230,915)   (210,132)     (197,046)
                                  ---------   ---------     ---------

       Land, Buildings and
        Equipment, Net             288,467     286,887       281,633
                                  ---------   ---------     ---------

 Other Assets
 ------------

      Intangible Assets, Net        79,072      86,346        93,091
      Goodwill                     284,397     284,397       285,670
      Perkins Program Fund, Net     12,697      12,247        11,861
      Other Assets                   5,165       5,380         5,264
                                  ---------   ---------     ---------

       Total Other Assets          381,331     388,370       395,886
                                  ---------   ---------     ---------

TOTAL ASSETS                      $933,440    $884,132      $900,974
                                  =========   =========     =========

                              DEVRY INC.
                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)



                                   Dec. 31,    June 30,      Dec. 31,
                                     2004        2004          2003
                                ------------ -----------  ------------
                                 (Unaudited)               (Unaudited)
LIABILITIES
-----------

 Current Liabilities
 -------------------

      Current Maturities of
       Revolving Loan              $     -     $35,000       $     -
      Accounts Payable              19,527      27,349        15,423
      Accrued Salaries, Wages
       & Benefits                   37,725      31,041        31,759
      Accrued Expenses              36,184      24,610        20,310
      Advance Tuition Payments      32,185      16,819         6,546
      Deferred Tuition Revenue     100,013      21,830       116,021
                                  ---------   ---------     ---------

       Total Current Liabilities   225,634     156,649       190,059
                                  ---------   ---------     ---------

 Non-Current Liabilities
 -----------------------

      Revolving Loan                65,000      90,000       115,000
      Senior Debt                  125,000     125,000       125,000
      Deferred Income Taxes         12,060      17,660        13,432
      Deferred Rent and Other       17,659      16,566        15,196
                                  ---------   ---------     ---------

       Total Non-Current
        Liabilities                219,719     249,226       268,628
                                  ---------   ---------     ---------

TOTAL LIABILITIES                  445,353     405,875       458,687
                                  ---------   ---------     ---------



SHAREHOLDERS' EQUITY
--------------------

 Common Stock, $0.01 par value,
  200,000,000 Shares Authorized,
  70,368,359, 70,331,323 and
  70,058,125, Shares Issued and
  Outstanding at December 31, 2004,
  June 30, 2004 and December 31,
  2003, Respectively.                  705         704           701
 Additional Paid-in Capital         71,943      71,797        67,906
 Retained Earnings                 415,192     405,036       373,045
 Accumulated Other
  Comprehensive Income                 247         720           635
                                  ---------   ---------     ---------

TOTAL SHAREHOLDERS' EQUITY         488,087     478,257       442,287
                                  ---------   ---------     ---------

TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY             $933,440    $884,132      $900,974
                                  =========   =========     =========

                              DEVRY INC.
                   CONSOLIDATED STATEMENTS OF INCOME
                 ------------------------------------
          (Dollars in Thousands Except for Per Share Amounts)
                              (Unaudited)


                               For The Quarter     For The Six Months
                              Ended December 31,   Ended December 31,
                             -------------------  -------------------
                                2004      2003       2004      2003
                             --------- ---------  --------- ---------

REVENUES:

 Tuition                     $184,127  $187,286   $362,111  $364,880
 Other Educational             10,311    11,479     20,663    23,064
 Interest                          84        41        144        98
                             --------- ---------  --------- ---------

        Total Revenues        194,522   198,806    382,918   388,042
                             --------- ---------  --------- ---------

COSTS AND EXPENSES:

 Cost of Educational
  Services                    108,236   104,635    217,721   209,085
 Student Services and
  Administrative Expense       76,663    70,156    150,271   138,105
 Interest Expense               2,091     1,972      4,082     4,128
                             --------- ---------  --------- ---------

        Total Costs and
         Expenses             186,990   176,763    372,074   351,318
                             --------- ---------  --------- ---------

Income Before Income Taxes
 and Cumulative Effect of
 Change in Accounting           7,532    22,043     10,844    36,724

Income Tax Provision            1,676     6,465      2,498    10,654
                             --------- ---------  --------- ---------

Income Before Cumulative
 Effect of Change
 in Accounting                  5,856    15,578      8,346    26,070

Cumulative Effect of Change
 in Accounting, Net of Tax          -         -      1,810         -
                             --------- ---------  --------- ---------

NET INCOME                     $5,856   $15,578    $10,156   $26,070
                             ========= =========  ========= =========

EARNINGS PER COMMON SHARE
 Basic
   Income Before Cumulative
    Effect of Change in
    Accounting                  $0.08     $0.22      $0.12     $0.37
   Cumulative Effect of
    Change in Accounting            -         -       0.02         -
                             --------- ---------  --------- ---------
   Net Income                   $0.08     $0.22      $0.14     $0.37
                             ========= =========  ========= =========
 Diluted
   Income Before Cumulative
    Effect of Change in
    Accounting                  $0.08     $0.22      $0.12     $0.37
   Cumulative Effect of
    Change in Accounting            -         -       0.02         -
                             --------- ---------  --------- ---------
   Net Income                   $0.08     $0.22      $0.14     $0.37
                             ========= =========  ========= =========

                              DEVRY INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in Thousands)
                              (Unaudited)

                                                  For The Six Months
                                                  Ended December 31,
                                                  -------------------
                                                     2004      2003
                                                  --------- ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                       $10,156   $26,070
  Adjustments to Reconcile Net Income to Net
    Cash Provided by Operating Activities:

     Depreciation                                   19,937    19,667
     Amortization                                    7,816     7,296
     Provision for Refunds and Uncollectible
      Accounts                                      19,768    17,461
     Deferred Income Taxes                          (4,870)    1,797
     (Gain) Loss on Disposals of Land, Buildings
      and Equipment                                    (91)      147
     Changes in Assets and Liabilities, Net of
      Effects from Acquisition of Business:
         Restricted Cash                           (22,767)   (7,424)
         Accounts Receivable                       (66,841)  (68,891)
         Inventories                                 2,234     2,074
         Prepaid Expenses And Other                   (797)      (44)
         Perkins Program Fund Contributions
          and Other                                   (550)     (570)
         Accounts Payable                           (7,822)   (3,443)
         Accrued Salaries, Wages, Expenses
          and Benefits                              18,258   (10,489)
         Advance Tuition Payments                   15,366    (4,022)
         Deferred Tuition Revenue                   78,183    99,730
                                                  --------- ---------

  NET CASH PROVIDED BY OPERATING ACTIVITIES         67,980    79,359
                                                  --------- ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital Expenditures                             (21,426)  (16,093)
  Payments for Purchases of Businesses,
   net of Cash Acquired                                  -    (1,143)
                                                  --------- ---------

  NET CASH USED IN INVESTING ACTIVITIES            (21,426)  (17,236)
                                                  --------- ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds From Exercise of Stock Options              147       618
  Repayments Under Revolving Credit Facility       (60,000)  (50,000)
                                                  --------- ---------

  NET CASH USED IN FINANCING ACTIVITIES            (59,853)  (49,382)
                                                  --------- ---------

Effects of Exchange Rate Differences                  (483)      (86)
                                                  --------- ---------

NET (DECREASE) INCREASE IN CASH
 AND CASH EQUIVALENTS                              (13,782)   12,655

Cash and Cash Equivalents at
 Beginning of Period                               146,227    93,471
                                                  --------- ---------

Cash and Cash Equivalents at
 End of Period                                    $132,445  $106,126
                                                  ========= =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest Paid During the Period                   $3,152    $3,923
  Income Tax Payments During the Period, Net           409    21,729


     CONTACT: Investor Contact:
              DeVry Inc.
              Joan Bates, 630-574-1949
              or
              Media Contact:
              Dresner Corporate Services
              Kyra Kyles, 312-780-7208